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                                                                    EXHIBIT 10.1











                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                                      AMONG


                        THE FIRST NATIONAL BANK OF BOSTON


                         COMMERZBANK AG, NEW YORK BRANCH


                                       AND


                              LEASECOMM CORPORATION


                                     Dated:


                                 August 6, 1996


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                                TABLE OF CONTENTS

SECTION I  DEFINITIONS                                                         1

   1.1 DEFINITIONS                                                             1

   1.2 RULES OF INTERPRETATION                                                17


SECTION II  DESCRIPTION OF CREDIT                                             17

   2.1 REVOLVING CREDIT LOANS                                                 17

   2.2 THE CB TERM LOANS                                                      19

   2.3 THE NOTES                                                              19

   2.4 NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS                  20

   2.5 DURATION OF FIXED RATE PERIODS                                         22

   2.6 FUNDING OF LOANS                                                       22

   2.7 INTEREST RATES AND PAYMENTS OF INTEREST                                23

   2.8 FEES                                                                   24

   2.11 PAYMENTS NOT AT END OF FIXED RATE PERIOD                              28

   2.12 EURODOLLAR INDEMNITY                                                  28

   2.13 COMPUTATION OF INTEREST AND FEES                                      29

   2.14 CHANGED CIRCUMSTANCES; ILLEGALITY                                     29

   2.16 CAPITAL REQUIREMENTS                                                  30


SECTION III  CONDITIONS OF LOANS                                              31

   3.1 CONDITIONS PRECEDENT TO INITIAL LOANS                                  31

   3.2 CONDITIONS PRECEDENT TO ALL LOANS                                      32


SECTION IV  REPRESENTATIONS AND WARRANTIES                                    33

   4.1 ORGANIZATION; QUALIFICATION; BUSINESS                                  33

   4.2 CORPORATE AUTHORITY                                                    33

   4.3 VALID OBLIGATIONS                                                      34


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   4.4 CONSENTS OR APPROVALS                                                  34

   4.5 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES                           34

   4.6 FINANCIAL STATEMENTS                                                   34

   4.7 CHANGES                                                                35

   4.8 SOLVENCY                                                               35

   4.9 DEFAULTS                                                               35

   4.10 TAXES                                                                 35

   4.11 LITIGATION                                                            35

   4.12 SUBSIDIARIES                                                          36

   4.13 INVESTMENT COMPANY ACT                                                36

   4.14 COMPLIANCE                                                            36

   4.15 ERISA                                                                 36

   4.16 ENVIRONMENTAL MATTERS                                                 37

   4.17 RESTRICTIONS ON THE BORROWER                                          37

   4.18 LABOR RELATIONS                                                       38

   4.19 MARGIN RULES                                                          38

   4.20 DISCLOSURE                                                            38


SECTION V  AFFIRMATIVE COVENANTS                                              38

   5.1 FINANCIAL STATEMENTS                                                   38

   5.2 CONDUCT OF BUSINESS                                                    40

   5.3 MAINTENANCE AND INSURANCE                                              40

   5.4 TAXES                                                                  40

   5.5 INSPECTION                                                             40

   5.6 MAINTENANCE OF BOOKS AND RECORDS                                       41

   5.7 USE OF PROCEEDS                                                        41

   5.8 FURTHER ASSURANCES                                                     41

   5.9 NOTIFICATION REQUIREMENTS                                              41


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   5.10 ERISA REPORTS                                                         42

   5.11 ENVIRONMENTAL COMPLIANCE                                              42


SECTION VI  FINANCIAL COVENANTS                                               43

   6.1 DEBT TO WORTH RATIO                                                    43

   6.2 CONSOLIDATED TANGIBLE NET WORTH                                        43

   6.3 BAD DEBT ALLOWANCE                                                     43

   6.4 FIXED CHARGE RATIO                                                     44


SECTION VII  NEGATIVE COVENANTS                                               44

   7.1 INDEBTEDNESS                                                           44

   7.2 CONTINGENT LIABILITIES                                                 45

   7.3 ENCUMBRANCES                                                           45

   7.4 MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS                         46

   7.5 SUBSIDIARY STOCK                                                       46

   7.6 RESTRICTED PAYMENTS                                                    46

   7.7 PAYMENTS ON SUBORDINATED DEBT                                          47

   7.8 INVESTMENTS; PURCHASES OF ASSETS                                       47

   7.9 ERISA COMPLIANCE                                                       48

   7.10 TRANSACTIONS WITH AFFILIATES                                          48

   7.11 FISCAL YEAR                                                           48


SECTION VIII  DEFAULTS                                                        49

   8.1 EVENTS OF DEFAULT                                                      49

   8.2 REMEDIES                                                               51


SECTION IX  ASSIGNMENT AND PARTICIPATION                                      52

   9.1 ASSIGNMENT                                                             52

   9.2 PARTICIPATIONS                                                         53

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SECTION X  THE AGENT                                                          54

   10.1 APPOINTMENT OF AGENT; POWERS AND IMMUNITIES                           54

   10.2 ACTIONS BY AGENT                                                      55

   10.3 INDEMNIFICATION                                                       55

   10.4 REIMBURSEMENT                                                         55

   10.6 RESIGNATION OR REMOVAL OF AGENT                                       56


SECTION XI  MISCELLANEOUS                                                     57

   11.2 EXPENSES                                                              58

   11.3 INDEMNIFICATION                                                       58

   11.4 SURVIVAL OF COVENANTS, ETC.                                           59

   11.5 SET-OFF                                                               59

   11.6 NO WAIVERS                                                            59

   11.7 AMENDMENTS, WAIVERS, ETC.                                             59

   11.8 BINDING EFFECT OF AGREEMENT                                           60

   11.9 CAPTIONS; COUNTERPARTS                                                60

   11.10 ENTIRE AGREEMENT, ETC.                                               61

   11.11 WAIVER OF JURY TRIAL                                                 61

   11.12 GOVERNING LAW                                                        61

   11.13 SEVERABILITY                                                         62

   11.14 CONFIDENTIALITY                                                      62

                                    EXHIBITS

EXHIBIT A-1   -  Form of Revolving Credit Note
EXHIBIT A-2   -  Form of CB Tranche A Term Note
EXHIBIT A-3   -  Form of CB Tranche B Term Note,
EXHIBIT B     -  Form of Notice of Borrowing or Conversion
EXHIBIT C     -  Disclosure
EXHIBIT D     -  Form of Report of Chief Financial Officer
EXHIBIT E     -  Assignment and Joinder Agreement
EXHIBIT F-1   -  Form of Dealer Agreement .

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EXHIBIT F-2   -  Form of Security Equipment Lease and/or Monitoring Agreement




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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

           THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of August 6, 1996 by and among LEASECOMM CORPORATION, a Massachusetts corporation having its chief executive office at 950 Winter Street, Waltham, Massachusetts 02154 (the "BORROWER"), THE FIRST NATIONAL BANK OF BOSTON, a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB"), COMMERZBANK AG, NEW YORK BRANCH, a New York State licensed branch of a German banking corporation having an office at World Financial Center, New York, New York 10281 ("COMMERZBANK"), the other financial institutions from time to time party hereto (together with FNBB and Commerzbank, the ("LENDERS"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (in such capacity, the "AGENT").

           WHEREAS, the Borrower and FNBB entered in to a Revolving Credit Agreement dated as of October 27, 1995 (the "EXISTING AGREEMENT").

           WHEREAS, Commerzbank wishes to become a party to the Existing Agreement, as amended and restated hereby.

           WHEREAS, the parties hereto wish to amend the Existing Agreement and to restate the Existing Agreement as so amended.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Existing Agreement is hereby amended and restated in its entirety to read as follows:

                                    SECTION I

                                   DEFINITIONS

           1.1   DEFINITIONS.

           All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

           ADJUSTED COST. The Original Cost less any dealer reserve, hold backs and discounts to the Borrower, sales taxes, insurance, shipping, delivery, handling and other similar charges applicable to any Equipment.

           AFFECTED LOANS. See Section 2.14(a).


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           AFFILIATE. With reference to any Person, (including an individual, a corporation, a partnership, a trust and a governmental agency or instrumentality), (i) any director, officer or employee that Person, (ii) any other person controlling, controlled by or under direct or indirect common control of that person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and
(iv) any other Person 5% or more of any class of whole capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. For purposes of Sections 4.15, 5.10 and 7.9 hereof, "Affiliate" shall mean, within the meaning of Section 414(b), (c), (m) or (o) of the Code (i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

           AGENT. See Preamble.

           AGREEMENT. This Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as the same may be supplemented or amended from time to time.

           ASSIGNEE.  See Section 9.1.

           BASE RATE. The greater of (i) the rate of interest announced from time to time by the Agent at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

           BASE RATE LOAN. Any Loan (other than the CB Term Loans) bearing interest determined with reference to the Base Rate.

           BORROWER. See Preamble.

           BORROWER'S ACCOUNTANTS. Coopers & Lybrand or such other independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Agent.

           BORROWING-BASE. As at the date of any determination thereof, an amount equal to the sum of (i) in the case of eligible Leases which are Finance Leases or Eligible Security Equipment Leases and/or Monitoring Agreements, 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Leases, discounted to present value by a percentage equal to the applicable Borrowing Rate (which calculation shall not take into account rental payments due or payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases), (ii) in the case of Eligible Leases which are Operating Leases (other than Rental Contracts or Eligible Security Equipment Lease and/or Monitoring Agreements), the lesser of (x) 60% of the aggregate Net Book Value of the Eligible Equipment subject to such Operating Leases or (y) 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Leases, discounted to present value by a percentage equal to the applicable Borrowing Rate (which calculation shall not take into account rental



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payments due or payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases) and (iii) in the case of Eligible Rental Contracts (other than Eligible Security Equipment Lease and/or Monitoring Agreements), an amount equal to 50% of the aggregate Net Book Value of all Eligible Equipment subject to such Eligible Rental Contracts. For purposes hereof, determination of the calculation shall be made on a lease by lease basis but the Borrowing Base shall include the aggregate of all such calculations.

           BORROWING BASE MATURITY DATE. October 27, 1998.

           BORROWING BASE REPORT. A report of a Borrowing Computation in form satisfactory to the Agent and signed by any Responsible Officer.

           BORROWING COMPUTATION. See Section 2.4(d).

           BUSINESS DAY. (i) For all purposes other than as covered by clause
(ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

           CAPITAL EXPENDITURES. For any period, the aggregate amount of all payments made by any Person directly or indirectly for the Purpose of acquiring constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, Capitalized Lease Obligations, but excluding therefrom the purchase of Equipment as inventory for the purpose of being leased under an Operating Lease.

           CAPITALIZED LEASE OBLIGATIONS. As to any Person, the obligations of such Person to pay rent or other amounts under lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, consistently applied.

           CB TERM LOANS. The CB Tranche A Term Loan and the CB Tranche B Term Loan.

           CB TERM LOAN COLLATERAL. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and liens created by the CB Term Loan Security Documents.

           CB TERM LOAN OBLIGATIONS. Excluding the Revolving Credit Obligations, any and all obligations of the Borrower to Commerzbank of every kind and description pursuant to or in connection with the CB Term Loans, direct or indirect, absolute or contingent, primary or



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secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

           CB TERM LOAN OUTSTANDING. At any time, the aggregate outstanding principal balance of the CB Term Loans at the time.

           CB TERM NOTES. The CB Tranche A Term Note and the CB Tranche B Term Note.

           CB TERM LOAN SECURITY DOCUMENTS. A security agreement dated the Closing Date, between the Borrower and Commerzbank, as amended, supplemented and in effect from time to time (the "TERM LOAN SECURITY AGREEMENT"), an assignment of leases dated the Closing Date, by the Borrower in favor of Commerzbank, as amended, supplemented and in effect from time to time, and any additional documents evidencing or perfecting Commerzbank's lien on the CB Term Loan Collateral.

           CLOSING DATE. The first date on which the conditions set forth in Sections 3.1 and 3.2 have been satisfied and any Loans are to be made hereunder.

           CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

           COLLATERAL. The Revolving-Credit Collateral and the CB Term Loan Collateral.

           COMMITMENT FEE. See Section 2.8(a).

           CONSOLIDATED EARNINGS. The sum of Consolidated Net Income on a consolidated basis for the Parent and its subsidiaries, including the Borrower,
(a) all provisions for any deferred federal, state or other taxes PLUS (b) interest on Indebtedness (including payments on Capitalized Lease Obligations in the nature of interest), all as determined-in accordance with GAAP.

           CONSOLIDATED INDEBTEDNESS. The consolidated Indebtedness (excluding Subordinated Debt but including Non-Recourse Indebtedness) of the Parent and its Subsidiaries, including the Borrower, determined in accordance with GAAP.

           CONSOLIDATED NET INCOME (DEFICIT). The consolidated net income (or deficit) of the Parent and its Subsidiaries, including the Borrower, determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts added to such net income (or deficit) in respect of the write-up of any asset.

           CONSOLIDATED TANGIBLE CAPITAL FUNDS. The sum, with respect to the Parent and its Subsidiaries, including the Borrower, on a consolidated basis, of
(a) the capital stock, (b) additional paid-in capital, (c) retained earnings and
(d) Subordinated Debt LESS (x) organizational costs and good will, (y) treasury stock and (z) 25% of Debt Issue Costs.



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           CONSOLIDATED TANGIBLE NET WORTH. The sum, with respect to the Parent and its Subsidiaries, including the Borrower, on a consolidated basis, of (a) capital stock, (b) additional paid-in capital and (c) retained earnings, LESS the sum of (x) organizational costs and good will, (y) treasury stock and (z) 25% of Debt Issue Costs.

           CONSUMER FINANCE LEASE. A Finance Lease between the Borrower, as lessor, and a lessee who is an individual and who takes under the Lease primarily for personal, family or household purposes.

           CONVERSION TERM LOAN. See Section 2.9(a).

           CONVERSION TERM LOAN MATURITY DATE. If the Revolving Credit Loans are converted into the Conversion Term Loan, as provided in Section 2.9(a), the date which is the second anniversary of the Borrowing Base Maturity Date.

           DEALER. A Person who is engaged in the business of selling, servicing and installing security/alarm monitoring and related equipment.

           DEALER AGREEMENT. An agreement between the Borrower and a Dealer, substantially in the form of EXHIBIT F-1 hereto, setting forth the rights and obligations of each with respect to a Security Equipment Lease and/or Monitoring Agreement which has been assigned by such Dealer to the Borrower.

           DEBT ISSUE COSTS. Those amounts characterized as "debt issue costs" in accordance with GAAP on the Initial Financial Statements or the most recent financial statements delivered pursuant to Section 5.1(a) or (b) hereof.

           DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

           DERIVATIVE EXPOSURE. The aggregate potential exposure. of FNBB under all outstanding Eligible Interest Rate Contracts as determined. by FNBB in its reasonable discretion. FNBB shall determine its potential exposure under each Eligible Interest Rate Contract and notify the Borrower of such determination at the time the Borrower enters into such Eligible Interest Rate Contract and such determination shall not be changed so long as such Eligible Interest Rate Contract remains in effect.

           DISCOUNT-RATE. The Base Rate plus 0.50%, which rate shall change contemporaneously with any change in the Base Rate.

           DRAWDOWN DATE. The Business Day on which any Loan is made or is to be made.

           ELIGIBLE EQUIPMENT. Equipment:



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                 (a)   To which the Borrower has good and marketable title;

                 (b) Which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which (other than with respect to security systems subject to a Security Equipment Lease and/or Monitoring Agreement) the Agent has a duly perfected first priority security interest under the UCC or other similar law;

                 (c) Which is to be used primarily for personal, family or household purposes or in the ordinary course of business by the Borrower's lessees;

                 (d) Which is subject to an Eligible Lease or Eligible Rental Contract;

                 (e) Which is insured by either the Borrower in accordance with current practice or the lessee thereof in accordance with industry standards; and

                 (f) Which, if such Equipment consists of electronic signs leased to any one lessee, the Original Cost of such Equipment shall not exceed $5,000.

           ELIGIBLE INTEREST RATE CONTRACTS. Interest rate swap agreements, interest rate collar agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case purchased by the Borrower from FNBB with respect to Loans.

           ELIGIBLE LEASE. A Lease:

                 (a)   Which is in full force and effect;

                 (b)   The lessor under which is the Borrower;

                 (c)   Which is assignable by the lessor thereunder;

                 (d) Which is non-cancelable and provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

                 (e) Which is not- subject to any Encumbrance other than treat in favor of the Agent for the benefit of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

                 (f)   Which is a Finance Lease or Operating Lease;

                 (g) The lessee under which has not been determined by the Agent to be unacceptable;



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                 (h)   Which is in a form approved by the Agent;

                 (i)   Under which no payment is more than 90 days past due;

                 (j) Under which no default has occurred other than to the extent permissible under clause (i) immediately above;

                 (k)   Which covers Eligible Equipment; and

                 (1) Which, if an Operating Lease, has a present value of all Fixed Rentals thereunder as of the date such Operating Lease is to be included in the Borrowing Base of at least 70% of the Original Cost of the Equipment leased thereunder; or which is an Eligible Security Equipment Lease and/or Monitoring Agreement.

           ELIGIBLE LEASE RECEIVABLES. As at the date of determination thereof, Receivables then due and unpaid with respect to an Eligible Lease.

           ELIGIBLE RENTAL CONTRACT. A Rental Contract:

                 (a)   Which is in full force and effect;

                 (b)   The lessor under which is the Borrower;

                 (c)   Which is assignable by the lessor thereunder;

                 (d) Which provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

                 (e) Which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

                 (f) The lessee under which has not been determined by the Agent to be unacceptable;

                 (g)   Which is in a form approved by the Agent;

                 (h)   Under which no payment is more than 90 days past due;

                 (i) Under which no default has occurred other than to the extent permissible under clause (h) immediately above; and



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

                 (j)   Which covers Eligible Equipment.

           ELIGIBLE SECURITY EQUIPMENT LEASE AND/OR MONITORING AGREEMENT. A Security Equipment Lease and/or Monitoring Agreement:

                 (a)   Which is in full force and effect;

                 (b)   Which is assignable by thee Dealer thereunder;

                 (c) Which provides that the customer's obligations thereunder (solely as to any equipment covered thereby) are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

                 (d) Which is not subject to any Encumbrance other than that in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

                 (e)   Under which no payment is more than 90 days past due;

                 (f) Under which no default has occurred other than to the extent permissible under clause (e) immediately above;

                 (g) Which is the subject of a Dealer Agreement which is in full force and effect, under which no default shall have occurred by either party thereto and which is not subject to any Encumbrance other than in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC; and

                 (h) With respect to which the monitoring services are being provided by the Dealer under the applicable Dealer Agreement or by a Service which is acceptable to the Agent, which acceptance shall not be unreasonable withheld.

           ENCUMBRANCES. See Section 7.3.

           ENVIRONMENTAL LAWS. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments to the extent the foregoing may now or hereafter have jurisdiction over the Borrower or any of its Subsidiaries and all applicable judicial and administrative and judgments and orders regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases



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

of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

           EQUIPMENT. Bank credit card authorization terminals, electronic signs, satellite communication equipment, satellite dishes, security systems and monitoring services, water cooler systems, office equipment, other miscellaneous equipment (provided such miscellaneous equipment (including the Eligible Leases and Eligible Lease Receivables relating thereto) does not, in the reasonable judgment of the Agent, comprise at any time a material portion in value of the Borrowing Base ("Other Equipment") ) and other equipment reasonably acceptable to the Agent, whether now or hereafter owned and leased to third party users by the Borrower; provided, however, that in no event shall Equipment include cellular telephones, software or fixtures (other than electronic signs or security systems subject to a Security Equipment Lease and/or Monitoring Agreement).

           ERISA. The Employee-Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

           EURODOLLAR LOAN. Any Loan (other than the CB Term Loans) bearing interest at a rate determined with reference to the Eurodollar Rate.

           EURODOLLAR RATE. With respect to any Eurodollar Loan for any interest Period, the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Agent by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 12:00 noon (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

           EURODOLLAR RESERVE PERCENTAGE. For any Interest Period, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which any Lender is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

           EVENT OF DEFAULT. Any event described in Section 8.1.

           EXISTING AGREEMENT. See Preamble.

           FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of



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

New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

           FINANCE LEASE. A Lease Characterized as a "finance lease" in accordance with GAAP.

           FIXED CHARGE RATIO. The ratio of Consolidated Earnings, during any period consisting of the preceding four consecutive fiscal quarters, to Fixed Charges, payable during such period.

           FIXED CHARGES. On a consolidated basis for the Parent and its Subsidiaries, including the Borrower, the scheduled payments of interest on all Indebtedness (including payments on capitalized lease obligations in the nature of interest).

           FIXED RATE. With respect to any Fixed Rate Loan for the related Fixed Rate Period, an interest rate per annum based upon the Lenders' cost of funds as determined by the Agent in its sole and absolute discretion with reference to the Lenders' funding sources plus three percent (3.00%), which rate shall be quoted to the Borrower by the Agent upon request by the Borrower received by the Agent no later than 12:00 noon, Boston time, on the Business Day that the Borrower submits its Notice of Borrowing or Conversion with respect to such Fixed Rate Loan, PROVIDED that the Agent shall not be obligated to quote such rate to the Borrower more than once in any Business Day.

           FIXED RATE LOAN. Any Revolving Credit Loan or any portion of the Conversion Term Loan (in each case, which is not less than $1,000,000 or an integral multiple of $1,000,000) which the Borrower shall have elected to have bear interest at the Fixed Rate for the related Fixed Rate Period, in accordance with the terms and conditions hereof.

           FIXED RATE PERIOD. With respect to each Fixed Rate Loan, the period (in months) commencing on the date of the making or continuation of or conversion to such Fixed Rate Loan and ending at least six (6) months and not more than two (2) years thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; PROVIDED that:

                  (i) the period elected by the Borrower shall be identical to the period for which the Agent has quoted a Fixed Rate at the Borrower's request;

                  (ii) any Fixed Rate Period (other than an Fixed Rate Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

                  (iii) no Fixed Rate Period shall have a duration of less than six months or more than two years, and if any Fixed Rate Period applicable to a Loan would be for a shorter period than six months or a longer period than two years, such Fixed Rate Period shall not be available hereunder.

           FIXED RENTALS. The periodic rental payments under a Lease, the amounts of which are fixed and do not vary from time to time based on usage, cash flow or any other factor.

           GAAP. Generally accepted accounting principles, consistently applied.

           GROSS LEASE INSTALLMENTS. The aggregate Receivable due to the Borrower from all leases of equipment.

           GUARANTEES. As applied to the Parent and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and their Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of arrangements, by agreement to keep well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

           HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto - including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated pursuant to any Environmental Law by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the Unite States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

           INDEBTEDNESS. As applied to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, lease obligations required to be shown as a liability on the balance sheet of the lessee in accordance with generally accepted accounting principles; (ii) liabilities or obligations-of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) non-cancelable liabilities under all Operating Leases.

           INITIAL FINANCIAL STATEMENTS. See Section 4.6.

           INTERCREDITOR AGREEMENT. The Amended and Restated Credit Agreement dated as of the Closing Date among the Agent, Commerzbank and Fleet Bank N.A. (successor by merger to NatWest Bank N.A.), as Agent.

           INTEREST PERIOD. With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Borrower PROVIDED that:

                  (i) any Interest Period (other than an Interest Period to clause (iii) below) that would determined pursuant otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

                  (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.

           INVESTMENT. As applied to the Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any Subsidiary), any loan, advance or extension of credit (excluding Accounts Receivable arising in the ordinary course of business) to, or contribution to the capital city of, any other Person (including any Subsidiary), any real estate held for sale or investment, securities or commodities futures contracts held, any other investment in any other Person (including any other Borrower or any Subsidiary), and the making of any commitment or acquisition of any option to make an Investment.

           LEASE. Any lease agreement (including any and all schedules, supplements and amendments thereon and modifications hereof) entered into by the Borrower as lessor with respect to Equipment.

           LENDER. FNBB, Commerzbank and each other Person that may after the date hereof become a party to this Agreement as a "Lender" hereunder.

           LOAN DOCUMENTS. This Agreement, the Notes, the Revolving Credit Security Documents, the CB Term Loan Security Documents, the Parent Guarantee and the Intercreditor Agreement, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

           LOANS. The Loans made or to be made by the Lenders to the Borrower pursuant to Section II of this Agreement.

           MAJORITY LENDERS. As of any date, the holders of sixty percent (60%) of the Total Revolving Credit Commitment.

           NATWEST FACILITY. That certain revolving credit facility established pursuant to that certain Loan Agreement dated as of July 29, 1993, as amended and restated as of July 28, 1995 and as subsequently amended as of August 6, 1996, by and among the Borrower, Fleet Bank, N.A.(successor by merger to NatWest Bank, N.A.) and the other banks named therein, as the same may be further amended, supplemented and in effect from time to time.

           NET BOOK VALUE. At a particular date, as to Any Eligible Equipment, the Original Cost of such Eligible Equipment less aggregate depreciation thereon calculated from the date of acquisition thereof in accordance with the Borrower's standard accounting and depreciation practices using the straight line method over the estimated life of such Eligible Equipment, with salvage value determined by the Borrower in accordance with such practices.

           NON-RECOURSE INDEBTEDNESS. Indebtedness of the Borrower or the Parent, as the case may be, for which the remedy for nonpayment or non-performance of any obligation or any default in respect thereof is strictly and absolutely limited to any collateral securing such Indebtedness and in respect of which neither the Borrower nor the Parent is subject to any personal liability.

           NOTE RECORD. Any internal record, including a computer record, maintained by any Lender with respect to any Loan.

           NOTES. The Revolving Credit Notes and the CB Term Notes.

           NOTICE OF BORROWING OR CONVERSION. See Section 2.4.

           OBLIGATIONS. The Revolving Credit Obligations and the CB Term Loan Obligations.

           OPERATING LEASE. A Lease characterized as an "operating lease" in accordance with GAAP.

           ORIGINAL COST. The purchase price for any Equipment as invoiced by the supplier thereof.

           PARENT. Boyle Leasing Technologies, Inc., a Massachusetts corporation, and the sole stockholder of the Borrower.

           PARENT GUARANTEE. The amended and restated unlimited guarantee made by the Parent in favor of the Agent for the benefit of the Lenders, dated the Closing Date and guaranteeing all Obligations.

           PARTICIPANT. See Section 9.2.

           PENSION PLAN. Any Plan which is an "employee pension benefit plan" (as defined in ERISA).

           PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           PERMITTED ENCUMBRANCES. See Section 7.3.

           PERSON. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, any government or governmental agency or political subdivision thereof, a court, and any other legal entity, whether acting in an individual, fiduciary or other capacity.

           PLAN. Any "employee pension benefit plan" or "employee welfare benefit plan" (each as defined in ERISA) maintained by Borrower or Subsidiary.

           PROHIBITED TRANSACTION. Any "prohibited transaction" as defined in ERISA and the Code.

           QUALIFIED INVESTMENTS. As applied to the Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of American or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America (ii) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, and (v) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $500,000 in the aggregate outstanding at any one time, PROVIDED that no advances to any single employee shall exceed $100,000 in the aggregate.

           RECEIVABLES. Any of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and other debts, obligations and liabilities in whatever form owing to the Borrower from any Person for goods sold or leased by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, any right, title and interest of the Borrower in the goods or services which. gave rite thereto, including rights to reclamation and stoppage in transit and any rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

           RENTAL CONTRACT. An Operating Lease which is month-to-month and which is cancelable.

           RESPONSIBLE OFFICER. The chief financial officer of the Borrower, the vice president of funding operations of the Borrower and any other officer of the Borrower designated by the chief financial officer to sign Borrowing Base Reports and Notices of Borrowing or Conversion.

           RESTRICTED PAYMENT. Any dividend, loan, advance, guaranty, extension of credit or other payment, whether in cash or property to or for the benefit of any Person who holds an equity interest in the Borrower or any of its Subsidiaries, whether or not such interest is evidenced by a security, and any or other acquisition for value of any capital stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock.

           REVOLVING CREDIT COLLATERAL. All of the property, rights and interest of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and liens created by the Revolving Credit Security Documents.

           REVOLVING CREDIT COMMITMENT. With respect to any Lender, the maximum dollar amount which such Lender has agreed to loan to the Borrower as Revolving Credit Loans upon the terms and subject to the conditions of this Agreement. Initially, (i) FNBB's Revolving Credit Commitment shall be $20,000,000 and (ii) Commerzbank's Revolving Credit Commitment shall be an amount equal to (x) $15,000,000 MINUS (y) the CB Term Loan Outstanding from time to time. Each Lender's Revolving Credit Commitment may be modified from time to time as provided in this Agreement, including termination or reduction of such Revolving Credit Commitment in accordance with Sections 2.1 and 8.2 hereof.

           REVOLVING CREDIT LOAN. See Section 2.1(a) hereof.

           REVOLVING CREDIT NOTES. See Section 2.3(a).

           REVOLVING CREDIT OBLIGATIONS. Excluding the CB Term Loan Obligations, any and all obligations of the Borrower to the Agent and the Lenders of every kind and description pursuant to or in connection with the Loan Documents (including, without limitation, in connection with Revolving Credit Loans and the Conversion Term Loan) and Eligible Interest Rate Contracts, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

           REVOLVING CREDIT OUTSTANDINGS. At any time, the aggregate outstanding principal balance of the Revolving Credit Loans at the time.

           REVOLVING CREDIT SECURITY DOCUMENTS. An amended and restated security agreement dated the Closing Date, between the Borrower and the Agent, as amended, supplemented and in effect from time to time (the "REVOLVING CREDIT SECURITY AGREEMENT"), any supplement to the Revolving Credit Security Agreement in the form of Exhibit A to the Revolving Credit Security Agreement as executed and delivered by the Borrower and the Agent from time to time, an amended and restated assignment of leases dated the Closing Date, by the Borrower in favor of the Agent for the benefit of the Lenders, as amended, supplemented and in effect from time to time (the "REVOLVING CREDIT ASSIGNMENT OF LEASES"), any supplement to the Revolving Credit Assignment of Lease in the form of Exhibit A to the Revolving Credit Assignment of Leases as executed and delivered by the Borrower and the Agent from time to time, and any additional documents evidencing or perfecting the Agent's lien on the Revolving Credit Collateral.

           SECURITY EQUIPMENT LEASE AND/OR MONITORING AGREEMENT. An agreement between a Dealer and a customer, substantially in the form of EXHIBIT F-2 hereto, which provides for (i) the selling, servicing and installation by the Dealer of central station security/alarm monitoring equipment and related monitoring services or (ii) only monitoring services with respect to such equipment.

           SERVICER. A Person engaged in the business of providing monitoring services for central alarm systems.

           SUBORDINATED DEBT. Indebtedness of the Parent or any of its Subsidiaries, including the Borrower, which is expressly subordinated and made junior to the payment and performance in full of the Obligations and the Guaranteed Obligations (as defined in the Parent Guaranty) on terms and conditions Satisfactory to the Agent.

           SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Parent, the Borrower or a Subsidiary of the Parent or Borrower; or any other such organization the management of which is directly or indirectly controlled by the Parent, the Borrower or a Subsidiary of the Parent or Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Parent or Borrower has a 50% Ownership interest.

           TOTAL REVOLVING CREDIT COMMITMENT. The sum of the Revolving Credit Commitments of the Lenders as in effect from time to time.

           TYPE. A Base Rate Loan or a Eurodollar Loan.

           UCC. The Uniform Commercial Code as enacted in any state of the United States or in the District of Columbia or the United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection, continuation and enforcement of Encumbrance on Collateral.

           1.2   RULES OF INTERPRETATION.

                 (a) All terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP applied on a consistent basis. All calculations for the purposes of Section VI hereof shall be made in accordance with GAAP.

                 (b) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

                 (c) The singular includes the plural and the plural includes the singular.

                 (d) A reference to any Person includes its permitted successors and permitted assigns.

                 (e) The words "include", "includes" and "including" are not limiting.

                 (f) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                 (g) All terms not specifically-defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings. assigned to them in such Uniform Commercial Code.

                                   SECTION II

                              DESCRIPTION OF CREDIT
                              ---------------------

           2.1   REVOLVING CREDIT LOANS.

                 (a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, each of the Lenders agrees, severally and not jointly, to make revolving credit loans (the "REVOLVING CREDIT LOANS") to the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Borrowing Base Maturity Date; PROVIDED that the Revolving Credit Outstandings (after giving effect to all requested Revolving Credit Loans) shall not at any time exceed the lesser of (i) the Borrowing Base and
(ii) the Total Revolving Credit Commitment, and PROVIDED, FURTHER, that the sum of the aggregate principal amount of outstanding Revolving Credit Loans made by each Lender shall not at any time (after giving effect to all requested Revolving Credit Loans) exceed (A) such Lender's Revolving Credit Commitment,
(B) in the case of such Loans based upon Operating Leases, 10% of such Lender's Revolving Credit Commitment, and (C) in the case of such Loans based upon Eligible Security Equipment Lease and/or Monitoring Agreements, 25% of such Lender's Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and prepay amounts, up to the limits imposed by this Section 2.1, from time to time between the Closing Date and the Borrowing Base Maturity Date upon request given to the Agent pursuant to Section 2.4. Each request for a Revolving Credit Loan hereunder shall constitutes representation and warranty by the Borrower that the conditions set forth in Section 3.1, in the case of the initial Revolving Credit Loans to be made on the Closing Date and Section 3.2 in the case of all other Revolving Credit Loans, have been satisfied as of the date of such request.

                 (b) The amount of each Revolving Credit Loan shall be determined as follows, based-upon the Eligible

Leases or Eligible Rental Contracts to which each such Loan relates:

                 (i) With respect to Loans based upon Eligible Leases (other than Operating Leases or Eligible Security Equipment Lease and/or Monitoring Agreements), the amount of each such Loan shall not exceed an amount equal to the lesser of (x) 100% of the Adjusted Cost of the Eligible Equipment subject to such Eligible Leases or (y) 75% of the amount of the Eligible Lease Receivables relating to such Eligible Leases, discounted to present value (which calculation shall not taken into account rental payments due and payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases) by a percentage equal to the Discount Rate;

                 (ii) with respect to Loans based upon Eligible Leases consisting of Operating Leases which are not Rental Contracts or Eligible Security Equipment Lease and/or Monitoring Agreements, the amount of each such Loan shall not exceed an amount equal to the lesser of (x) 60; of the Net Book Value of the Eligible Equipment subject to such Eligible Leases or (y) 75% of the Eligible Lease Receivables relating to such Eligible Leases, discounted to present value (which calculation shall not take into account rental payments due and payable under such Eligible Leases beyond 48 months after the commencement date of such Eligible Leases) by a percentage equal to the Discount Rate;

                 (iii) With respect to Loans based upon Eligible Rental Contracts other than Eligible Security Equipment Lease and/or Monitoring Agreements, the amount of each such Loan shall not exceed an amount equal to 50% of the Net Book Value of the Eligible Equipment subject to such Eligible Rental Contracts.

                 (iv) With respect to Loans based upon Eligible Security Equipment Lease and/or Monitoring Agreements, the amount of each such Loan shall be an amount equal to the lesser of (x) 100% of the Adjusted Cost of the security system (including any monitoring services relating thereto) subject to such Eligible Security Equipment Lease and/or Monitoring Agreement or (y) 75% of the amount of Eligible Lease Receivables relating to such Eligible Security Equipment Lease and/or Monitoring Agreements, discounted to present value (which calculation shall not take into account payments due and payable under such Eligible Security Equipment Lease and/or Monitoring Agreements beyond 48 months after the commencement date of such Eligible Security Equipment Lease and/or Monitoring Agreements) by a percentage equal to the Discount Rate.

                 (c) No Eurodollar Loan shall be requested or made for less than $500,000 in principal amount and in integral multiples of $100,000 in excess of such minimum amount. No more than 15 Eurodollar Loans may be outstanding at any time.

                 (d) Upon the terms and subject to the conditions of this Agreement, the Borrower may convert all or any part (in integral multiples of $500,000) of any outstanding Loan (other than the CB Term Loans) into a Loan of another type on any Business Day (which, in the case of a conversion of an Outstanding Eurodollar Loan shall be the last day of the Interest Period applicable to such Eurodollar Loan). The Borrower shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4.

                 (e) All Revolving Credit Commitments shall automatically terminate at 2:30 p.m. Boston time on the Borrowing Base Maturity Date. Subject to the provisions of Section 2.9 regarding mandatory payments, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $1,000,000, and in integral multiples of $1,000,000 if in excess thereof, the Total Revolving Credit Commitment or to terminate entirely the Lenders' Revolving Credit Commitments to make Revolving Credit Loans hereunder, whereupon the Revolving Credit Commitments of the Lenders shall be reduced) PRO RATA in accordance with their respective Revolving Credit Commitments by the aggregate amount specified in such notice or shall, as the case may be, be terminate entirely. No such reduction or termination of any Revolving Credit Commitment may be reinstated.

           2.2   THE CB TERM LOANS.

                 (a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, Commerzbank agrees to make a term loan (the "CB TRANCHE A TERM LOAN") to the Borrower on the Closing Date in the principal amount of $909,090.94. The CB Tranche A Term Loan shall mature and be due and payable in full on the Borrowing Base Maturity Date.

                 (b) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, Commerzbank agrees to make a term loan (the "CB TRANCHE B TERM LOAN") to the Borrower on the Closing Date in the principal amount of $1,090,909.09 Term Loan shall mature and be due and payable in full on the Borrowing Base Maturity Date.

           2.3   THE NOTES.

                 (a) The Revolving Credit Loans shall be evidenced by separate promissory notes for each Lender, each such note to be substantially the form of EXHIBIT A-1 hereto, dated as of the Closing Date and completed with appropriate insertions (each such note being referred to herein as a "REVOLVING CREDIT NOTE" and collectively as the "REVOLVING CREDIT NOTES"). One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's highest possible Revolving Credit Commitment. The Borrower irrevocably authorizes each of the Lenders to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Revolving Credit Notes, an appropriate notation on its Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Note Records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lenders, but the failure to record, or any error in so recording, any such amount on any Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                 (b) The CB Tranche A Term Loan shall be evidenced by a promissory note of the Borrower, in substantially the form of EXHIBIT A-2 hereto, dated as of the Closing Date (the "CB TRANCHE A TERM NOTE").

                 (c) The CB Tranche B Term Loan shall be evidenced by a promissory note of the Borrower, in substantially the form-of EXHIBIT A-3 hereto, dated as-of the Closing Date (the "CB TRANCHE B TERM NOTE").

           2.4   NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.

                 (a) Whenever the Borrower desires to obtain or continue a Revolving Credit Loan hereunder, convert an outstanding Revolving Credit Loan or the Conversion Term Loan of one Type into a Loan of another Type or convert an outstanding Base Rate Loan into a Fixed Rate Loan pursuant to Section 2.4(c), the Borrower shall notify the Agent by notice (which notice shall be irrevocable) received no later than 2:00 p.m. Boston time on the date (i) one Business Day before the day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan or a Fixed Rate Loan, and (ii) three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan. Such notice shall specify (A) the effective date and amount of each such Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in Section 2.1, (B) the interest rate option requested to be applicable thereto, as provided in Section 2.7, and (c) the duration of the applicable Interest Period or Fixed Rate Period, if any (subject to the provisions of the definitions of the terms "Interest Period" and "Fixed Rate Period" and Section 2.5). If such notice fails to specify the interest rate option to be applicable to the requested Loan, than the Borrower shall be deemed to have requested a Base Rate Loan. Each such notification (a "NOTICE OF BORROWING OR CONVERSION") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of EXHIBIT B hereto, PROVIDED that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error, and shall be accompanied by a Borrowing Base Report.

                 (b) Subject to the provisions of the definition of the term "Interest Period" herein, the duration of each Interest Period for a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Conversion. If no Interest Period is specified in a Notice of Borrowing or Conversion with respect to a requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Agent receives a Notice of Borrowing or Conversion after the time specified in subsection (a) above, such Notice shall not be effective. If the Agent does not receive an effective Notice of Borrowing or Conversion with respect to an outstanding Eurodollar Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall have failed to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

                 (c) From time to time from and after the Closing Date and prior to the Conversion Term Loan Maturity Date, if any, or, if none, the Borrowing Base Maturity Date, the Borrower may convert all or any part (in integral multiples of $1,000,000) of any outstanding Base Rate Loan into a Fixed Rate Loan, PROVIDED that as of the date of the Notice of Borrowing or Conversion requesting a Fixed Rate Loan and as of the first day of the Fixed Rate Period, no material Default shall have occurred and be continuing. The Borrower shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4(a).

                 (d) Each Notice of Borrowing or Conversion requesting borrowing of a Revolving Credit Loan shall be accompanied by a Borrowing Base Report containing a computation by the Borrower form satisfactory to the Agent (hereinafter referred to as a ("BORROWING COMPUTATION") certified by a Responsible Officer, setting forth (i) a complete description of the Equipment to be acquired or financed with respect to which such Revolving Credit Loan has been requested, (ii) the Original Cost and Adjusted Cost of such Equipment,
(iii) a complete description of the Leases covering such Equipment, (iv) the name of the lessees under such Leases, (v) a statement that such Equipment and Leases, subject to the acceptance by the Agent of such Equipment or the applicable lessee, satisfy the conditions to qualify as Eligible Equipment Leases or Eligible Rental Contracts, respectively, (vi) the calculation of the projected amounts referred to in Section 2.1(b) and (vii) such other information with respect to such Equipment and Leases as is requested by the Agent in the Borrowing Computation or otherwise. Within two Business Days after receipt of such information in the form indicated above, the Agent shall notify the Borrower if any of such Equipment or lessees are unacceptable to the Agent. In the event the Agent does not so notify the Borrower, the Agent shall be deemed to have accepted such Equipment and lessees. The acceptance or deemed acceptance of any lessee under any Lease at any one time by the Agent shall not operate as an acceptance of such lessee at any future time.

           2.5   DURATION OF FIXED RATE PERIODS.

                 (a) Subject to the provisions of the definition of the term "Fixed Rate Period" herein, the duration of each Fixed Rate Period applicable to a Fixed Rate Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Fixed Rate Period to be applicable to such Fixed Rate Loan by giving notice of such election to FNBB received no later than 12:00 noon Boston time on the date one Business Day before the end of the then applicable Fixed Rate Period if such. Loan is to be continued as or converted to a Fixed Rate Loan.

                 (b) If the Agent does not receive a notice of election of duration of a Fixed Rate Period for a Fixed Rate Loan pursuant to subsection (a) above the applicable time limits specified therein, or when such notice must be given, a material Default exists, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Fixed Rate Period with respect thereto until paid in full or until a Fixed Rate Loan with respect thereto is selected by the Borrower in accordance with the terms of Section 2.4.

           2.6   FUNDING OF LOANS.

                 (a) Revolving Credit Loans shall be made by the Lenders PRO RATA in accordance with their respective Revolving Credit Commitments, PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

                 (b) The Agent shall promptly notify the Lenders of each Notice of Borrowing or Conversion received pursuant to Section 2.4 and of each Lender's portion of the requested Loan. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of such Loan, each Lender will make available to the Agent, at its head office, in immediately available funds, the amount of such Lender's PRO RATA share of the amount of such requested Loan. Upon receipt by the Agent of such amount, and upon receipt of the documents required by
Section 3 and the satisfaction of the other conditions set forth therein (to the extent applicable) the Agent will make available to the Borrower the aggregate amount of such Loan. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown. Date the amount of its PRO RATA share of any. requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's PRO RATA share of any requested Loans.

                 (c) The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that each Lender has made available to the Agent on such Drawdown Date the amount of such Lender's PRO RATA share of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Lender's PRO RATA share of any such Loans TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's PRO RATA share of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's PRO RATA share of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

           2.7   INTEREST RATES AND PAYMENTS OF INTEREST.

                 (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof the Base Rate plus 0.50%, which rate contemporaneously with and change in if a material Event of Default shall the Agent the unpaid balance of Base interest, to the extent permitted by interest rate equal to the Base Rate at a rate per annum equal to shall change the Base Rate; PROVIDED that occur, then at the option of Rate Loans shall bear law, compounded daily at an plus 4%, until such Event of Default is cured or waived. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing October 1, 1995, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

                 (b) Each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for each Fixed Rate Period applicable thereto, at the Fixed Rate applicable thereto; PROVIDED that if a material Event of Default shall occur, then at the option of the Agent the unpaid balance of Fixed Rate Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to the Base Rate plus 4%, until such Event of Default is cured or waived. Such interest shall be payable for such Fixed Rate Period monthly in arrears on the first Business Day of each month during such Fixed Rate period, on the last date thereof and when such Fixed Rate Loan is due (whether maturity, by reason of acceleration or otherwise).

                 (c) Each Eurodollar Loan shall bear interest on. The outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus 2.50%; PROVIDED that if a material Event of Default shall occur, then at the option of the Agent the unpaid balance of the Eurodollar Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to the Eurodollar Rate plus 4.50%. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 (d) So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System (or any other banking authority, domestic or foreign, to which such Lender is subject) to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors), the Borrower shall pay to the Agent for the account of each such Lender additional interest on the unpaid principal amount of each Eurodollar Loan made by such Lender from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/8 of 1%) obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent, and shall be payable on each date on which interest is payable on such Eurodollar Loan.

                 (e) The CB Term Tranche A Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 8.3%; provided that if a material Event of Default shall occur, then at the option of Commerzbank the unpaid balance of the CB Term Tranche A Term Loan shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to the Base Rate plus 4%, until such Event of Default is cured or waived. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing September 1, 1996, and when the CB Tranche B Term Loan is due (whether at maturity, by reason of acceleration or otherwise)

                 (f) The CB Term Tranche B Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 7.75%; provided that if a material Event of Default shall occur, then at the option of Commerzbank the unpaid balance of the CB Term

Tranche B Term Loan shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to the Base Rate plus 4%, until such Event of Default is cured or waived. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing September 1, 1996, and when the CB Tranche B Term Loan is due (whether at maturity, by reason of acceleration or otherwise).

           2.8   FEES.

                 (a) The Borrower shall pay to the Agent for the benefit of the Lenders a commitment fee (the "COMMITMENT FEE"), computed on a daily basis and payable quarterly in arrears on the first Business Day of each quarter, equal to one-quarter of one percent (1/4%) per annum of the excess of (i) the Total Revolving Credit Commitment at the time over (ii) the Revolving Credit outstandings from time to time.

                 (b) Without limiting any of the Lender's other rights hereunder or by law, if any Loan or any portion thereof or any interest thereon is not paid within fifteen (15) days after its due date, the Borrower shall pay to the Agent for the benefit of the Lenders on demand a late payment charge equal to 5% of the amount of the total payment due.

                 (c) The Borrower shall pay to the Lenders such other standard charges imposed by the Lenders Au. The Borrower as are customarily imposed by the Lenders in the ordinary course of business on borrowers generally (e.g., charges for returned cashier's checks, wire transfers, letters of credit, foreign exchange transactions, and other operational services).

                 (d) The Borrower shall pay to the Agent, solely for the account of the Agent, such other fees as the Borrower and the Agent shall agree.

                 (e) The Borrower authorizes the Agent and the Lenders to charge to their Note Records or to any deposit account which, the Borrower may maintain with any of them-the interest, fees, charges, taxes and expenses provided for in this Agreement, the Father Loan Documents or any other document executed or delivered in connection herewith or therewith.

           2.9   PAYMENTS AND PREPAYMENTS OF THE LOANS; CONVERSION LOAN.

                 (a) On the Borrowing Base Maturity Date, if the Lenders shall not have offered to extend such date and if no material Default shall have occurred and be continuing, then at the option of the Borrower the unpaid principal balance of the Revolving Credit Loans shall be converted into a term loan (the "CONVERSION TERM LOAN") which shall be payable in twenty-four (24) equal consecutive monthly installments on the first day of each month, commencing with the first day of the month following the Borrowing Base Maturity Date, with the unpaid principal balance of the Conversion Term Loan, together with all unpaid interest thereon and all fees and other amounts due with respect thereto, due and payable in full on the Conversion Term Loan Maturity Date. If the Lenders shall have offered to extend the Borrowing Base Maturity Date but the Borrower shall not have agreed to such extension or if any material Default shall have occurred and be continuing on such date, then notwithstanding the existence of any Fixed Rate

Loan and notwithstanding any other provision of the Loan Documents, the Borrower shall pay in full on such date the unpaid principal balance of the Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto (including, without limitation, any amounts due pursuant to Section 2.11 hereof).

                 (b) The Borrower shall repay the CB Tranche A Term Loan in twenty-six (26) equal consecutive monthly installments of $33,670.03 each, payable on the first day of each month, commencing September 1, 1996. On the Borrowing Base Maturity Date, the Borrower shall pay in full the unpaid principal balance of the CB Tranche B Term Loan, together with all unpaid interest thereon and all other amounts due with respect thereto.

                 (c) The Borrower shall repay the CB Tranche B Term Loan in twenty-six (26) equal consecutive monthly installments of $30,303.03 each, payable on the first day of each month, commencing September 1, 1996. On the Borrowing Base Maturity Date, the Borrower shall pay in full the unpaid principal balance of the CB Tranche B Term Loan, together with all unpaid interest thereon and all other amounts due with respect thereto.

                 (d) Eurodollar Loans may be paid, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' notice. Fixed Rate Loans may be paid, without premium or penalty, on the last day of any Fixed Rate Period applicable thereto, upon one Business Day's notice. Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Upon the written request of the Borrower in conjunction with any such prepayment of the Revolving Credit Loan, the Agent shall, simultaneously with receipt of such prepayment, release the Eligible Equipment, Eligible Leases and Eligible Rental Contracts to which such prepaid Loan relates from the Agent's Encumbrance on such items of Revolving Credit Collateral granted to the Agent pursuant to the Revolving Credit Security Documents, PROVIDED that (i) no Default shall have occurred and be continuing,
(ii) the Agent shall have received from the Borrower a Borrowing Base Report demonstrating that upon such release the Borrower shall be in compliance with the terms of Section 2.1 hereof, and (iii) the Agent: shall have received a certification from a Responsible Officer certifying that no Default has occurred and is continuing, that the Borrower has complied with the provisions of Section
7.4 hereof and Section 2(b)(ii) of the Revolving Credit Security Agreement and that upon such release and after giving effect thereto the Borrower shall be in compliance with Section 2.1 hereof and no Default shall have occurred and be continuing.

                 (e) If at any time the Revolving Credit Outstandings exceed the lesser of (i) the Borrowing Base and (ii) the Total Revolving Credit Commitment, then the Borrower shall immediately pay the amount of any such excess to the Agent for application to the Revolving Credit Loans.

           2.10  METHOD OF PAYMENT AND ALLOCATION OF PAYMENTS.

                 (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan. Documents, the Borrower will pay to each Lender such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower deliver promptly to each Lender certificates or other valid Vouchers or other evidence of payment reasonably satisfactory to the Agent for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Lenders may, and the Borrower hereby authorizes the Lender to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Lenders or to their Note Records.

                 (b) All payments of principal of and interest IN respect of Revolving Credit Loans, the Conversion Term Loan and the Commitment Fee shall be made to the Agent, for the benefit of the Lenders, PRO RATA in accordance with their respective Revolving Credit Commitments, and payments of any other amounts due hereunder shall be made to the Agent to be allocated among the Agent and the Lenders as their respective interests appear. All payments of principal of and interest in respect of the CB Term Loans shall be made to the Agent for the benefit of Commerzbank. All such payments shall be made at the Agent's head office or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

                 (c) If the Revolving Credit Commitments shall have been terminated or the Revolving Credit Obligations shall have been declared immediately due and payable pursuant to Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of Revolving Credit Collateral) by any Lender in respect of Revolving Credit Obligations (except funds received by any Lender as a result of a purchase of a participant interest pursuant to
Section 2.10(e) below) shall be remitted to the Agent, and all such funds, together with all other funds received by the Agent from or on behalf of the Borrower (including proceeds of Revolving Credit Collateral) in respect of Revolving Credit Obligations, shall be applied by the Agent in the following manner and order: (i) first, to reimburse the Agent and the Lenders, in that order, for any amounts payable pursuant to Sections 11.2 and 11.3 hereof; (ii) second, to the payment of the Commitment Fee and any other fees payable hereunder; (iii) third, to the payment of interest due on the Revolving Credit Loans and the Conversion Term Loan; (iv) fourth, to the payment of the outstanding principal balance of the Revolving Credit Loans and the Conversion Term Loan; (v) fifth, to the payment of any other Revolving Credit Obligations payable by the Borrower; and (vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

                 (d) If the CB Term Loan Obligations shall have been declared immediately due and payable pursuant to Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of CB Term Loan Collateral) by the Agent or any Lender in respect of CB Term Loan Obligations shall be remitted to Commerzbank, and all such funds, together with all other funds received by Commerzbank from or on behalf of the Borrower (including proceeds of CB Term Loan Collateral) in respect of CB Term Loan Obligations, shall be applied by Commerzbank in the following manner and order: (i) first, to reimburse the Agent and Commerzbank for any amounts payable to the Agent and Commerzbank pursuant to Sections 11.2 and 11.3 hereof; (ii) second, to the payment of any fees payable hereunder with respect to the CB Term Loans; (iii) third, to the payment of interest due on the CB Term Loans; (iv) fourth, to the payment of the outstanding principal balance of the CB Term Loan Obligations payable by the Borrower; and (vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

                 (e) Each of the Lenders and the Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) in respect of principal of, or interest on, the Revolving Credit Loans or the Conversion Term Loan or any fees which are to be shared PRO RATA among the Lenders, which, as compared to the amounts theretofore received by the other Lenders with respect to such principal, interest or fees, is in excess of such Lender's PRO RATA share of such principal, interest or fees, such Lender shall share such. excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Lender in connection with such realization, exercise, claim or action, PRO RATA with all other Lenders in proportion to their respective Revolving Credit Commitments, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participant interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           2.11 PAYMENTS NOT AT END OF FIXED RATE PERIOD. If the Borrower for any reason (including, without limitation, the due date for payment pursuant to Section 2.9(a) or acceleration Pursuant to Section 8.2 hereof) makes any payment of principal with respect to any Fixed Rate Loan on any day other than the last day of the Fixed Rate Period applicable to such Fixed Rate Loan, or fails to borrow or continue or convert to a Fixed Rate Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.4, the Borrower shall pay to the Agent for the benefit of the Lenders such amount or amounts as shall compensate the Lenders for the loss, costs or expense incurred by the Lenders as a result of such payment or failure, such compensation to include, without limitation, an amount equal to the present value of the excess of (x) the amount of interest which would have accrued on the amount so paid or not borrowed, continued or converted for the period from the date of such payment or failure to the last day of the then current Fixed Rate Period (or, in the case of a failure to borrow, continue or convert, the Fixed Rate Period which would have commenced on the date of such failure) at the applicable rate of interest for such Fixed Rate Loan over (y) the total amount of interest which accrue during such period at an interest rate equivalent to the yield on any readily marketable bond or other obligation of the United States, designated by the Agent in its sole discretion, in an amount equal (as nearly as may be) to the total amount of principal paid or not borrowed, continued or converted and having a maturity comparable to such Fixed Rate Period. The Agent shall compute the present value of the amount determined pursuant to the preceding sentence by discounting such amount at the interest rate equivalent to the yield referred to in clause (y) of the preceding sentence, and the result determined by such present value computation shall be the amount of compensation payable to the Agent for the benefit of the Lenders hereunder. The Borrower shall pay such amount of compensation upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto.

           2.12 EURODOLLAR INDEMNITY. If the Borrower for any reason (including, without limitation, pursuant to Sections 2.14, 2.9(d) and 8.2 hereof) makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.4, or fails to prepay a Eurodollar Loan after having given notice thereof, the Borrower shall pay to the Agent for the benefit of the Lenders any amount required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lenders to fund or maintain such Eurodollar Loan. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's (or the affected Lenders') calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

           2.13 COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of each definition of the terms "Interest Rate Period" and "Fixed Rate Period"), and such extension shall be included in computing interest in connection with such payment.

           2.14  CHANGED CIRCUMSTANCES; ILLEGALITY.

                 (a) Notwithstanding any other provision of this Agreement, in the event that:

                 (i) on any date on which the Eurodollar Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, or

                 (ii) at any time the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive and, if made by any Lender, shall have been communicated to the Agent in writing) that:

                       (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Agent or such Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                       (B) the Eurodollar Rate shall no longer represent the effective cost to the Agent or such Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "AFFECTED LOANS") shall be suspended. If, at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be a request for Base Rate Loans.

                 (b) In the event of a determination of illegality, pursuant to subsection (a)(ii)(A) above, the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.12, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and may, subject to the conditions of this Agreement, borrow a Loan of another Type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.4 hereof.

           2.15 INCREASED COSTS. In case any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law)

                 (i) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

                 (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of the Eurodollar Rate), or

                 (iii) imposes upon any Lender any other condition with respect to its obligations or performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivables by such Lender or impose any expense upon such Lender with respect to any Loans or its obligations under this Agreement, such Lender shall notify the Borrower and the Agent thereof. The Borrower agrees to pay in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumption upon which such calculation was based, which statement shall be deemed true and correct absent manifest error.

           2.16 CAPITAL REQUIREMENTS. If after the date hereof and Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 30 day period the Borrower shall have prepaid in full all obligations to such Lender, in which event no amount shall be payable to such Lender under this Section. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                                   SECTION III

                               CONDITIONS OF LOANS
                               -------------------

           3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of the Lenders to make additional Revolving Credit Loans and of Commerzbank to make the CB Term Loans is subject to the satisfaction, or prior to the Closing Date, on the condition that the Agent shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Agent and duly executed and delivered by the parties thereto:

                 (i)    This Agreement;

                 (ii)   The Revolving Credit Notes and the CB Term Notes;

                 (iii)  The Revolving Credit Security Documents;

                 (iv)   The CB Term Loan Security Documents;

                 (v)    The Parent Guarantee;

                 (vi)   The Intercreditor Agreement;

                 (vii) UCC-1 Financing Statements and UCC-3-Financing Statement Amendments;

                 (viii) Borrowing Base Report as of a date within five (5) Business Days of the Closing Date;

                 (ix)   Notice of Borrowing or Conversion as of the Closing
           Date;

                 (x) A certificate of the Clerk or an Assistant Clerk of the Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers, and certifying that neither the Articles of Organization nor the Bylaws of the Borrower has been amended since the date the same were delivered to FNBB pursuant to the Existing Credit Agreement;

                 (xi) A certification of the Secretary of State of the Borrower's jurisdiction of incorporation as to legal existence and good standing of the Borrower in such state;

                 (xii) An opinion addressed to the Lenders from Edwards & Angell, Counsel to the Borrower; and

                 (xiii) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Agent may reasonably deem necessary or appropriate.

           3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lenders to make any Loan, including the initial Loans, or continue or convert Loans to Fixed Rate Loans or Loans of another Type is further subject to the following conditions:

                 (a) timely receipt by the Agent of the Notice of Borrowing or Conversion and a Borrowing Base Report with respect to any Loan;

                 (b)   the representations and warranties contained in
           Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

                 (c) no Default shall have occurred and be continuing, or would result from the making of such requested Loan;

                 (d) in the case of a requested Fixed Rate Loan, the Agent shall not have determined in good faith that it is unable to quote a Fixed Rate in respect of the requested Fixed Rate Period;

                 (e) the resolutions referred to in Section 3.1 shall remain in full force and effect; and

                 (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Lender, would make it illegal or against the Policy of any governmental agency or authority for such Lender to make Loans hereunder.

The making, continuation or conversion of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2 and of the satisfaction of all of the conditions set forth in this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

           In order to induce the Agent and the Lenders to enter into Agreement and to make Loans hereunder, the Borrower represents and warrants to the Agent and the Lenders that except as set forth on EXHIBIT C attached hereto:

           4.1   ORGANIZATION; QUALIFICATION; BUSINESS.

                 (a) Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction (all of which are listed on EXHIBIT C attached hereto) where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                 (b) Since the date of the Initial Financial Statements, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

           4.2 CORPORATE AUTHORITY. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (b) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (c) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, except in favor of the Agent and the Lenders.

           4.3 VALID OBLIGATIONS. The Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Revolving Credit Security Documents have effectively created in favor of the Agent and the Lenders legal, valid and enforceable security interests in the Revolving Credit Collateral and such security interests are fully perfected first priority security interests. The CB Term Loan Collateral and such security interests are fully perfected first priority security interests.

           4.4 CONSENTS OR APPROVALS. The execution, delivery and performance of the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person, except under or as contemplated by the Revolving Credit Security Documents and the CB Term Loan Security Documents.

           4.5 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statements (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adverse affect such properties, assets or rights, taken as a whole. All real property owned or leased by the Borrower is described in EXHIBIT C hereto.

           4.6 FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders the Parent's consolidated and consolidating balance sheets as of December 31, 1995 and its consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended (the "INITIAL FINANCIAL STATEMENTS"), and related footnotes, audited and certified by the Borrower's Accountants. The Borrower has also furnished to the Lenders the Parent's unaudited consolidated balance sheet as of June 30, 1996 and consolidated statement of income for the six months ended June 30, 1996, in each case certified by the principal financial officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Parent and its Subsidiaries as of such dates and the results of the operations of the Parent and its Subsidiaries for such periods. At the date hereof, the Borrower has no Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, that are not set forth on the Initial Financial Statement or on EXHIBIT C hereto.

           4.7 CHANGES. Since the date of the Initial Financial Statements, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Parent or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to the Parent and its Subsidiaries taken as a whole.

           4.8 SOLVENCY. The Borrower has and, after giving effect to the Loans, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.

           4.9   DEFAULTS. As of the date of this Agreement, no Default exists.

           4.10 TAXES. The Borrower and each Subsidiary has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid, except for such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and with respect to which (a) adequate reserves have been established and are being maintained in accordance with GAAP and (b) no lien has been filed to secure such taxes, assessments or charges. All such contests at the date hereof are described on EXHIBIT C hereto. The Borrower and its Subsidiaries have not executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities. The federal and state income tax returns of the Borrower and each Subsidiary have been audited or otherwise examined by any federal or state taxing authority. The Borrower and each Subsidiary have established on the books reserves adequate for the payment of all federal, state and other tax liabilities.

           4.11 LITIGATION. There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened against Borrower or any Subsidiary that, if adversely determined, may reasonably be expected to result in a material judgment not fully covered by insurance, may reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or their Subsidiaries, or may reasonably be expected to have a material adverse effect on the assets, business or prospects of the Borrower and its Subsidiaries taken as a whole.

           4.12 SUBSIDIARIES. As of the date of this Agreement, all the Subsidiaries of the Borrower are listed on EXHIBIT C hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

           4.13 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

           4.14 COMPLIANCE. The Borrower has all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations and other rights and privileges (including patents, trademarks, trade names and copyrights) to allow it to own and operate its business without any violation of law or the rights Of others except to the extent that any such violation would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole; and the Borrower and each Subsidiary are duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities, including, without limitation, Environmental Laws, except to the extent that any such failure to be so authorized, qualified, licensed or in compliance would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary have performed all obligations required to be performed by it under, and is not in default under or in violation of, its Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by violations none of which, either individually or in the aggregate, would have any material adverse effect on the business, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries taken as a whole.

           4.15 ERISA. The Borrower and each of its Affiliates are in compliance in all material respects with ERISA and the provisions of the Code applicable to the Plans; neither the Borrower nor any of its Affiliates have engaged in a Prohibited Transaction which would subject the Borrower, any of its Affiliates or any Plan to a material tax or penalty imposed on a Prohibited Transaction; no Plan has incurred any "accumulated funding deficiency" (as defined in ERISA); except as set forth in the Initial Financial Statements, the aggregate fair market value of all assets of the Plans which are single-employer plans is at least equal to the aggregate present value of all accrued benefits under such Plans, both as determined in the most recent actuarial reports for such Plans using the actuarial assumptions used for funding purposes therein; neither the

Borrower nor any of its Affiliates has incurred any liability to the Pension Benefit Guaranty Corporation over and above premiums requested by law; and neither the Borrower nor any of its Affiliates has terminated any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any of its Affiliates.

           4.16  ENVIRONMENTAL MATTERS.

                 (a) The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the borrower and its Subsidiaries.

                 (b) No written notice, notification, demand, request. for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or to comply with any Environmental Laws.

                 (c) To the best of the Borrower's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned leased or used by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                 (d) There are no liens or Encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Borrower or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Borrower's knowledge, are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

           4.17 RESTRICTIONS ON THE BORROWER. The Borrower is not party to or bound by any contract, agreement or instrument, nor Subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect the business, property, assets, operations or conditions, financial or otherwise of the Borrower or any of its Subsidiaries.

           4.18 LABOR RELATIONS. There is (i) no unfair labor Practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, excepts for such complaints, grievances and arbitration Proceedings which, if adversely decided, would not have a material and adverse e effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries, no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its subsidiaries, except for any such labor action as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except for any such question or activities as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations the Borrower or any of its Subsidiaries.

           4.19 MARGIN RULES. The Borrower does not own or have any present intention of purchasing or carrying, and no portion of any Loan shall be used for purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governor's of the Federal Reserve System.

           4.20 DISCLOSURE. No representation or warranty made by the Borrower in any Loan Document and no document or information furnished to the Lenders by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

                                    SECTION V

                              AFFIRMATIVE COVENANTS
                              ---------------------

           So long as the Lenders have any obligation to lend hereunder or any Loan or other obligation remains outstanding, the Borrower Covenants as follows:

           5.1   FINANCIAL STATEMENTS. The Borrower shall furnish to the
Lenders:

                 (a) as soon as available to the Borrower, but in any event within 90 days after the end of each of fiscal year, the Parent's consolidated and consolidating balance sheets as of the end of, and related consolidated and consolidated balance sheets as of the end of and related consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flow for, such year, audited and certified by the Borrower's Accountants in the case of such consolidated statements, and certified by the chief financial officer of the Borrower in the case of such consolidating statements; and, concurrently with such financial statements, a copy of the Borrower's Accountant management report and a written statement by the Borrower's Accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such Accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

                 (b) as soon as available to the Borrower, but in any event within 45 days after the end of each quarter, the Parent's consolidated balance sheet as of the end of, and related consolidated statements of income, retained earnings and cash flow for, the quarter then ended and portion of the year then ended, certified by a Responsible Officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

                 (c) as soon as available, but in any event within 15 days after the end of each month, a Borrowing Base Report, together with such other information regarding Eligible Lease Receivables as the Agent may require;

                 (d) at least 30 days prior to the first day of each fiscal year, the Parent's projections for such fiscal year, prepared on a monthly basis and including consolidated balance Sheets and statements of income, retained earnings and cash flows;

                 (e) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of EXHIBIT D hereto signed on behalf of the Borrower by a Responsible officer;

                 (f) promptly after the receipt thereof by the Borrower, copies of any reports (including any so-called management letters) submitted to the Borrower by independent public accountants in connection with any annual or interim review of the accounts of the Borrower made by such accountants;

                 (g) promptly after the same are delivered to its, stockholders or the Securities and Exchange Commission, copies of all proxy statements, financial statements and reports as Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Borrower or its Subsidiaries;

                 (h) at least 30 days prior to the date any amendments or modifications are made to the agreements and other instruments evidencing Indebtedness for borrowed money of the Borrower (other than Obligations) which is not Subordinated Debt, notification setting forth in detail the proposed amendments or modifications; and

                 (i) from time to time, such other financial data and information about the Parent, the Borrower or their Subsidiaries (including, without limitation, a report in substantially the form of EXHIBIT D hereto) as the Agent or the Lenders may reasonably request.

           5.2 CONDUCT OF BUSINESS. The Borrower and each of its Subsidiaries shall:

                 (a) duly observe and comply in all material respects with all applicable laws, regulations, decrees, orders, judgments and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect and comply with all licenses and permits necessary in any material respect to the proper conduct of its business;

                 (b) maintain its corporate existence and remain or engage substantially in the same business as that in which it is now engaged and in no unrelated business.

           5.3 MAINTENANCE AND INSURANCE. The Borrower shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. The Borrower shall maintain, or cause its lessees to maintain, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as are customarily maintained by similar businesses; PROVIDED, that the Borrower may continue to self-insure Equipment in the manner in which it is currently conducting its business until the Agent notifies the borrower otherwise; and PROVIDED, FURTHER, that the Borrower shall (x) not materially change the manner in which it self-insured Equipment without the prior written consent of the Agent; (y) file with the Agent upon the request of the Agent, a detailed list of the insurance then in effect, stating, as applicable, the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby; and (z) within 45 days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonable request.

           5.4 TAXES. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Encumbrance shall have been filed to secure such tax, assessment or charge.

           5.5 INSPECTION. The Borrower shall permit the Agent, any Lender and their designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and
(iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers and (following the occurrence and during the continuance of a Default hereunder) accountants, all at the reasonable expense of the Borrower. Without limiting the generality of the foregoing, the Borrower will permit periodic reviews (as determined by the Agent) of the books and records of the Borrower and its Subsidiaries to be carried out by the Agent's commercial finance examiners, provided that in the absence of a Default such reviews shall not be conducted more than two times per year; and the Agent may, in its sole discretion, in lieu of such reviews by its own commercial finance examiners, examiners accept reports of examinations of such books and records performed by commercial finance examiners acting on behalf of other lenders to the Borrower to minimize examination expense. The Borrower shall also permit the Agent to arrange for verification of Eligible Lease Receivables, under reasonable Procedures, directly with any account debtors or by other expenses.

           5.6 MAINTENANCE OF BOOKS AND RECORDS. The Borrower and each of its subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law.

           5.7   USE OF PROCEEDS.

                 (a) The Borrower will use the proceeds of Loans solely to finance or refinance Receivables arising from Eligible Lease and Eligible Rental Contracts.

                 (b) No portion of any Loan shall be used for the "purpose of purchasing or carrying" any "margin stock" or "margin security" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

           5.8 FURTHER ASSURANCES. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent to effect the purposes of the Loan Documents.

           5.9   NOTIFICATION REQUIREMENTS. The Borrower shall furnish to the
Agent:

                 (a) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

                 (b) promptly upon becoming aware of any material litigation seeking damages in excess of $250,000 or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which they have notice, the outcome of which Would or might have a materially adverse effect on the assets, business or prospects of the Borrower alone or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

                 (c) promptly upon becoming aware of any investigative Proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material and promptly after receipt of any Notice of the type referred to in Section 4.16, written notice thereof (together with a copy of any such notice) and the action being or proposed to be taken with respect thereto; and

                 (d) promptly after any occurrence or after becoming aware of any condition affecting the Borrower or any Subsidiary which might constitute a material adverse change in or which might have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower alone or the Borrower and its Subsidiaries, taken as a whole, written notice thereof.

           5.10 ERISA REPORTS. With respect to any Plan, the Borrower shall, or shall cause its Affiliates to furnish to the Agent promptly (i) written notice of the occurrence of a "reportable event" (as defined in Section 4043 of ERISA), excluding any such event notice of which has been waived by regulation, (ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 412 of the Code and Section 302 of ERISA, (iii) a copy of any notice of intent to terminate any Pension Plan, (iv) notice that the Borrower or any Affiliate will or may incur any liability to or on account of a Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and
(v) a copy of the annual report of each Pension Plan (Form 5500 or comparable form) required to be filed with the Internal Revenue Service and/or the Department of Labor. Any notice to be provided to the Agent under this Section shall include a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the Affiliate is required or proposes to take, together with any notices required or proposed to be filed with or by the Borrower, any Affiliate, the PBGC, the Internal Revenue Service, the trustee or the plan administrator with respect thereto. Promptly after the adoption Of any Pension Plan, the Borrower shall notify the Agent of such adoption.

           5.11  ENVIRONMENTAL COMPLIANCE.

                 (a) The Borrower and its Subsidiaries will comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them operates now or in the future, and the Borrower and its Subsidiaries will comply in all material respects with all such Environmental Laws that may in the future be applicable to the Borrower's or any subsidiaries business, properties and assets.

                 (b) If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed by the Borrower or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any

Subsidiary to take any action in connection with the release of Hazardous Materials into the environment or receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount. of costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, the Borrower or such Subsidiary shall provide the Agent with a copy of such notice within five (5) days after the Borrower or such Subsidiary's receipt thereof. Within fifteen
(15) days after the Borrower or any Subsidiary has learned of the enactment or promulgation of any Environmental Law which may result in any material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, the Borrower or such Subsidiary shall provide the Agent with notice thereof.

                                   SECTION VI

                               FINANCIAL COVENANTS
                               -------------------

           So long as any Loan or other obligation remains outstanding or the Lenders have any obligation to make any Loan hereunder, the Borrower covenants as follows:

           6.1 DEBT TO WORTH RATIO. The ratio of Consolidated Indebtedness to Consolidated Tangible Capital Funds shall not exceed six (6) to one (1) at any time; PROVIDED, HOWEVER, that in the event the Borrower shall amend Section 5.10(a)(4)(i) of the Note Agreement dated as of July 1, 1994 with respect to the Parent's 12% Senior Subordinated Notes solely to increase the Percentage set forth therein to 650% or greater, then the ratio in this Section 6.1 shall, effective as of the date of such amendment, but provided no Default or Event of Default shall have Occurred and be continuing, increase to six and one-half (6.5) to one (1).

           6.2 CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall at all times maintain a Consolidated Net Worth of not less than the sum of (i) $5,500,000 and (ii) 50% of the aggregate amount of Consolidated Net Income of the Parent and its Subsidiaries, including the Borrower, for each of the fiscal quarters ended after December 31, 1994 but without deducting therefrom any amount of Consolidated Net Deficit for any of such fiscal quarters;

           6.3 BAD DEBT ALLOWANCE. The Borrower shall at all times maintain an allowance for bad debt of the Parent and its Subsidiaries, including the Borrower, of at lease 5% of Gross Lease Installments.

           6.4 FIXED CHARGE RATIO. The Borrower shall have as of the end of each fiscal quarter a Fixed Charge Ratio of the Parent and its Subsidiaries, including the Borrower, of not less than 1.25:1.00.

                                   SECTION VII

                               NEGATIVE COVENANTS
                               ------------------

           So long as any Loan or other Obligation remains outstanding or the Lenders have any obligation to make any Loan hereunder, the Borrower covenants as follows:

           7.1 INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

                 (a)   Obligations;

                 (b) Indebtedness (other than pursuant to the NatWest Facility) existing as of the date of this Agreement and disclosed on EXHIBIT C hereto and renewals and refinancings thereof, but not any increase in the principal amounts thereof;

                 (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made in accordance with Section 5.4;

                 (d) current liabilities on open account for the Purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Encumbrance has been placed on any property of the borrower or any of its Subsidiaries;

                 (e)   Guarantees permitted under Section 7.2 hereof;

                 (f)   Subordinated Debt;

                 (g) Indebtedness pursuant to the NatWest Facility not exceeding $125,000,000 in principal amount outstanding at any time; and

                 (h) Indebtedness of a Subsidiary of the Borrower secured by Leases, Equipment and Receivables relating to such Leases and Equipment, none of which constitutes any part of the Collateral.

           7.2 CONTINGENT LIABILITIES. Neither the nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees existing on the date of this Agreement and disclosed on EXHIBIT C hereto, and (ii) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

           7.3 ENCUMBRANCES. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("ENCUMBRANCES"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("PERMITTED ENCUMBRANCES"):

                 (a) Encumbrances in favor of the Agent or any of the Lenders to secure Obligations;

                 (b) Encumbrances (other than Encumbrances arising under the NatWest Facility) existing as of the date of this Agreement and disclosed in EXHIBIT C hereto;

                 (c) liens for taxes, fees, assessments and governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of section 5.4;

                 (d) landlords' and lessors' Liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', warehouseman's, laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens securing statutory obligations or surety, indemnity, performance, or other similar bonds incidental to the conduct of the Borrower s or a Subsidiary's business in the ordinary course and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

                 (e) judgment liens securing judgments that (i) are not fully covered by insurance, and (ii) shall not have been in existence for a period longer than 10 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 10 days after the expiration of such stay;

                 (f)   rights of lessors under capital leases;

                 (g) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct the Borrower' business;

                 (h) any Encumbrance on any Eligible Lease, Eligible Rental Contract and Eligible Equipment created by the sale, transfer, assignment or disposition of such Eligible Lease, Eligible Rental Contract or Eligible Equipment in compliance with Section 7.4(ii) hereof;

                 (i) liens constituting a renewal, extension or replacement of any Permitted Encumbrance;

                 (j) Encumbrances arising under the NatWest Facility, that no such Encumbrance attaches to any part of the Collateral; and

                 (k) Encumbrances granted with respect to any Indebtedness permitted under Section 7.1(h), PROVIDED that no such Encumbrance attaches to any part of the Collateral.

           7.4 MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS. Without the prior written consent of the Agent, neither the Borrower nor any of its Subsidiaries shall liquidate, merge or consolidate into or with any other person or entity, or sell, lease or otherwise dispose of any assets or properties, other than

                 (i) the disposition of scrap, waste and obsolete or unusable items and Qualified Investments, in each case in the ordinary course of business; and

                 (ii) the sale, transfer, assignment or disposition of any Eligible Leases, Eligible Rental Contracts and Eligible Equipment, PROVIDED that the net proceeds thereof are sufficient to prepay and are applied simultaneously to prepay any related Revolving

           7.5 SUBSIDIARY STOCK. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Borrower. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Borrower or any of its wholly-owned Subsidiaries.

           7.6 RESTRICTED PAYMENTS. Neither the Borrower nor any of ITS Subsidiaries shall pay, make, declare or authorize any Restricted Payment other than:

                 (a) compensation paid to employees, officers and directors in the ordinary course of business and consistent with prudent business practices;

                 (b)   dividends payable solely in common stock;

                 (c)   dividends paid by any Subsidiary to the Borrower;

                 (d) cash dividends paid by the Borrower to the Parent not to exceed, in the aggregate in any-fiscal year, an amount equal to fifty percent (50%) of Consolidated Net Income for the immediately preceding fiscal year, PROVIDED that both at the time such cash dividend is declared or paid, and after giving effect to the payment thereof, no Default shall have occurred and be continuing.

           7.7 PAYMENTS ON SUBORDINATED DEBT. The Borrower shall not make any payment or prepayment of principal of or interest on or make any payment any other payment in respect of Subordinated Debt, except (i) regularly scheduled payments of principal and interest thereon at the rates and times specified in the instruments evidencing the Subordinated Debt as delivered to the Agent along with the agreements pursuant to which such indebtedness is subordinated to the Obligations (but not any amendments thereof without the Agent) and (ii) prepayments of principal of and accrued and unpaid interest on, any Subordinated Debt, provided that in the aggregate principal amount of all Subordinated Debt so prepaid by the Borrower during any fiscal year of the Borrower to exceed $100,000; PROVIDED that in the case of both clause (i) and clause (ii), both immediately prior to making any such payment and after giving effect thereto there shall not have occurred and be continuing any Default.

           7.8 INVESTMENTS; PURCHASES OF ASSETS. Neither the Borrower nor any of its Subsidiaries shall make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:

                 (a)   Investments existing on the date hereof in Subsidiaries;

                 (b)   Qualified Investments;

                 (c)   Capital Expenditures;

                 (d) purchases of inventory in the ordinary course of business;

                 (e) normal trade credit extended in the ordinary course of business and consistent with prudent business practice.

                 (f) any other Investments, PROVIDED that (x) all Investments permitted pursuant to this Section 7.8(f), including all Investments made since January 1, 1995, in the aggregate and on a cumulative basis, do not exceed, at the end of any fiscal quarter, an amount equal to 50% of Consolidated Tangible Net Worth, without the prior written consent of the Agent, such consent not to be unreasonably withheld, (y) no Default or Event of Default exists at the time of, or would result from any such Investment, and (z) such Person is an entity engaged in related business activities to that of the Borrower. With respect to Investments permitted pursuant to this
           Section 7.8(f), the Borrower shall (x) not less than five (5) Business Days prior to making any such Investment, deliver to the Agent a certificate signed by the president, chief financial officer, vice president-funding operations or chief operating officer of the Borrower described in detail the nature of such Investment and (y) upon request of the Agent from time to time, deliver to the Agent a current schedule of all such Investments, each of such certificates and schedules to be in form and substance satisfactory to the Agent.

           7.9 ERISA COMPLIANCE. Neither the Borrower nor any of its Affiliates nor any Plan shall (i) engage in any Prohibited Transaction which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (ii) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code and Section 302 of ERISA) whether or not waived which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (iii) fail to satisfy any additional funding requirements set forth in Section 412 of the Code and Section 302 of ERISA which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (iv) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Borrower or any of its Subsidiaries. Each Plan shall comply in all material respects with ERISA, except to the extent failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

           7.10 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any purchase, sale, lease or other transaction with any Affiliate except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate and
(ii) employment contracts with senior management of the Borrower entered into in the ordinary course of business and consistent with prudent business practices. Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any management, consulting, overhead, indemnity, guarantee or other similar fee or charge to any Affiliate.

           7.11 FISCAL YEAR. The Borrower and its Subsidiaries shall not change their fiscal years without the prior written consent of the Agent.

                                  SECTION VIII

                                    DEFAULTS
                                    --------

           8.1 EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

                 (a) the Borrower shall fail to pay any principal of any Loan, or any interest, fees or other amounts owing under any Loan Document or in respect of any Obligation when the same shall become due and payable, whether at maturity or at any accelerated date of maturity or at any other date fixed for payment;

                 (b) the Borrower shall fail to perform or comply with any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2(b), 5.5, 5.6, 5.7, 5.9, 5.11, 5.12, 6 and 7 of this
           Agreement; or

                 (c) the Borrower shall fail to perform any term, covenant or agreement (other than as specified in subsections 8.1(a) or (b) hereof) contained in this Agreement or any other Loan document and such default shall continue for 30 days; or

                 (d) any representations or warranty of the Borrower made in this Agreement or any other Loan Document or in any certificate delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made deemed to have been made; or

                 (e) the Borrower or any of its Subsidiaries shall fail to pay when due (after any applicable period of grace) any amount payable under Indebtedness exceeding $100,000 in principal amount or under any agreement for the use of real or personal property requiring aggregate payments in excess of $100,000 in any twelve month period, or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness or relating to such agreement for the use of real or personal property; or

                 (f)   the Borrower, the Parent or any of its Subsidiaries shall
           (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidate or similar official of itself or of all or a substantial part of its property,
           (ii) be generally not paying its debts as such debts become due,
           (iii) make a general assignment for the benefit of its creditors,
           (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment or debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction or incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                 (g) a proceeding or case shall be commenced against the Borrower, the Parent or any of its Subsidiaries, without the application or consent of the Borrower, the Parent or such Subsidiary in any court or competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidate or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undisguised, or unseated and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower, the Parent or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower, the Parent or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower, the Parent or such Subsidiary and shall continue unseated and in effect for a period of 30 days; or

                 (h) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $500,000 in value, the payment of which is not fully covered by insurance in excess any deductibles not exceeding $500,000 in the aggregate, and such judgment, order, warrant or process shall continue undercharged or unseated for 30 days; or

                 (i) the Borrower or any Affiliate shall fail to pay when due any material amount that they shall have become liable to the PBGC or to a Plan under Title IV of ERISA, unless liability is being contested in good faith by appropriate proceedings, the Borrower or the Affiliate, as the case may be, established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (j) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise then in accordance with the express terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower, or any court or other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                 (k) the occurrence of any material change in the Condition or affairs (financial or otherwise) of the Borrower or any of its Subsidiaries or of any endorser, guarantor or surety for any Obligation which causes the Lenders to deem themselves insecure.

           8.2 REMEDIES. Upon the occurrence of an Event of Default described in subsections 8.1(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Agent or the Majority Lenders upon the Agent's declaration:

                 (a) the obligation of the Lenders to make any further Loans shall terminate;

                 (b) the unpaid principal amount of the Loans together accrued interest and all other obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                 (c) the Agent and the Lenders may exercise any and all rights they have under this Agreement, the other Loan Documents at law or in equity, and proceed to protect and enforce their respective rights by any action at law or in equity or by any appropriate proceeding.

No remedy conferred upon the Agent and the Lenders in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be an addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any provision of law. Without limiting the generality of the foregoing or of any of the terms. and provisions of any of the Revolving Credit Security Documents or the CB Term Loan Security Documents, (i) if and when the Agent exercises remedies under the Revolving Credit Security Documents with respect to the Revolving Credit Collateral, the Agent may, in its sole discretion, determines which items and types of Revolving Credit Collateral to dispose of and in what order and may dispose of Revolving Credit Collateral in any order the Agent shall select in its sole discretion, and the Borrower consents to the foregoing and waives all rights of marshalling with respect to all Revolving Credit Collateral, and (ii) if and when Commerzbank exercises its remedies under the CB Term Loan Security Documents with respect to the CB Term Loan Collateral, Commerzbank may, in its sole discretion, determine which items and types of CB Term Loan Collateral to dispose of and in what order and may dispose of CB Term Loan Collateral in any order Commerzbank shall select in its sole discretion, and the Borrower consents to the foregoing and waives all rights of marshalling with respect to all CB Term Loan Collateral.

                                   SECTION IX

                          ASSIGNMENT AND PARTICIPATION
                          ----------------------------

           9.1   ASSIGNMENT.

                 (a) Each Lender shall have the right to assign at any time any portion of its Revolving Credit Commitment hereunder and its interests in the risk relating to any Revolving Credit Loans the Conversion Term Loan Participations in an amount equal to greater than $5,000,000 to other Lenders or to banks or financial institutions acceptable to the Agent (each as provided that any Lender which proposes to assign its total Revolving Credit Commitment must retain a commitment of at least $5,000,000, and provided, further, that if Default or Event of Default shall have occurred and be continuing, each such Assignee which is not a Lender, an Affiliate of a Lender or a Federal Reserve Bank shall be subject to prior approval by the

Borrower (such approval not to be unreasonably withheld or delayed). Each such Assignee shall execute and deliver to the Agent and the Borrower a counterpart hereunder in the form of EXHIBIT E hereto and shall pay to the Agent, solely for the account of the Agent, an assignment fee of $5,000. Upon the execution and delivery of such counterpart under, (a) such Assignee shall, on the date and to the extent provided in such counterpart joinder, become a "Lender" party to this Agreement and the other Loan Documents (other than the CB Term Loan Security Documents) for all purposes of this Agreement and such other Loan Documents and shall have all rights and legations of a "Lender" with a Revolving Credit Commitment as set forth in such counterpart joinder, and the transferor Lender shall, on the date and to the extent provided in such counterpart hereunder, be released from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such transferor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 11.3 and to any fees accrued for its account hereunder and not yet paid); (b) the assigning Lender, if it holds any Revolving Credit Notes, shall promptly surrender such Revolving Credit Notes to the Agent for cancellation and delivery to the Borrower, provided that if the assigning Lender has retained any Revolving Credit Commitment, the Borrower shall execute and deliver to the Agent for delivery to such assigning Lender a new Revolving Credit Note in the amount of the assigning Lender's retained Revolving Credit Commitment; (c) the Borrower shall issue to such Assignee a Revolving Credit Note in the amount of such Assignee's Revolving Credit Commitment dated the Closing Date or such other date as may be specified by such Assignee and otherwise completed in substantially the form of EXHIBIT A; (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lenders hereunder; and (e) the Borrower shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor of the Lenders, including any Assignee which becomes a party to this Agreement.

           (b) Commerzbank shall have the right to assign at any time any portion of its interests in the risks relating to either of the CB Term Loans to any Assignee acceptable to the Agent, provided that if no Default or Event of Default shall have occurred and be continuing, each such Assignee which is not a Lender shall be subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed).

           (c) If the Assignee, or any Participant pursuant to Section 9.2 hereof, is organized under the laws of a jurisdiction other than the United States or any state thereof, such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee's execution and delivery of the counterpart joinder described above in Section 9.1(a), and such Participant shall execute and deliver to the Lender granting the participation, a United States Internal Revenue Service Form 4224 or Form 1001 (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents. The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished one of the forms referenced in this Section 9.1(b) unless the failure to furnish such a Form results from (i) a condition or event affecting the Borrower or an act or failure to act of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (x) after the date on which any such Assignee executes and delivers the counterpart joinder, or (y) after the date such Assignee shall otherwise comply with the provisions of
Section 9.1(a), or (z) after the date a Participant is granted its participation.

           9.2 PARTICIPATIONS. Each Lender shall have the right to grant participations to one or more banks or other financial institutions (each a "PARTICIPANT") in all or any part of any Loans owing to such Lender and the Note held by such Lender. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, PROVIDED that the documents evidencing any such participation may provide that, except with the consent of such Participant, such Lender will not Consent to (a) the reduction in or forgiveness of the stated Principal of or rate of interest on or commitment fee with respect to the portion of any Loan subject to such participation, (b) the extension or postponement of any stated date fixed for Payment of principal or interest or commitment fee with respect to the portion of any Loan subject to such participation, (c) the waiver or reduction of any right to indemnification of such Lender hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no participation shall operate to increase the Total Revolving Credit Commitment hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance hereof, such Lender shall remain the holder of such Note for all purposes under this Agreement and the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                                    SECTION X

                                    THE AGENT
                                    ---------

           10.1   APPOINTMENT OF AGENT; POWERS AND IMMUNITIES.

                  (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents (other than the CB Term Loan Security Documents) and to execute such Loan Documents (other than this Agreement) and all other instruments relating thereto. Each Lender irrevocably authorizes the Agent to take such action on half of each of the Lenders and to exercise all such powers as re expressly delegated to the Agent hereunder and in the other Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. The obligations of the Agent hereunder are only those expressly set forth herein. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Lender except those expressly set forth in this Agreement.

                 (b) Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action or omitted to be taken by any of them hereunder or in connection herewith, except for their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, neither the Agent nor any of its Affiliates shall be responsible to the Lenders for or have any duty to ascertain, inquire into or verify: (i) any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any other Person whether contained herein or otherwise; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein; (iii) any failure by the Borrower or any of Subsidiaries or any other Person to perform its obligations under any of the Loan Documents; (iv) the satisfaction of any conditions specified in Section 3 hereof, other than receipt of documents, certificates and opinions specified in Section 3.1 hereof; (v) the existence, value, collectibility or adequacy of Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Lenders therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating the security interests or liens of the Lenders in the Collateral.

                 (c) The Agent may employ agents, attorneys and other experts, shall not be responsible to any Lender for the negligence or misconduct of any such agents, attorneys or experts selected by it with reasonable care and shall not be liable to any Lender for any action taken, omitted to be taken or suffered n good faith by it in accordance with the advice of such agents, attorneys and other experts. FNBB, in its separate capacity as a Lender shall have the same rights and powers under. the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and FNBB and Its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

           10.2  ACTIONS BY AGENT.

                 (a) The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Lenders and shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes.

                 (b) Whether or not an Event of Default shall have occurred, the Agent may from time to time exercise such rights of the Agent and the Lenders under the Loan Documents (other than the CB Term Loan Security Documents) as it determines may be necessary or desirable to protect the Revolving Credit Collateral and the interests of the Agent and the Lenders therein and under such Loan Documents. In addition, the Agent may, without the consent of the Lenders, release Revolving Credit Collateral valued by the Agent, in its sole discretion, of not more than $1,000,000 in any fiscal year.

                 (c) Neither the Agent nor any of its directors, officers, employees or agents shall incur any liability by acting in reliance on any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) reasonably believed by any of them to be genuine to be signed by the proper party or parties.

           10.3 INDEMNIFICATION. Without limiting the obligations of the Borrower hereunder or under any other Loan Document, the Tenders agree to indemnify the Agent ratably in accordance with their respective Revolving Credit Commitments, for any and all abilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Lender shall be liable for any of the foregoing to the extent they result from the gross negligence or willful misconduct of the Agent.

           10.4 REIMBURSEMENT. Without limiting the provisions of Section 10.3, the Lenders and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent refund to the Agent the sum paid to that Person. If the Agent in good faith reasonably concludes that the distribution of any amount received by it in such capacity hereunder or under the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be aid or shall pay over the same in such manner and to such persons as shall be determined by such court.

           10.5 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender resents that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and formation as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decision in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any

Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 11.7(b) are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Lender shall conclusively be presumed to have approved the same.

           10.6 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which, provided that no Default or Event of Default has occurred and is continuing shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and a surplus in excess of $150,000,000. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf Of the Lenders, appoint a successor Agent which, provided that no Default or Event of Default has occurred and is continuing, shall reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent, hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   SECTION XI

                                  MISCELLANEOUS
                                  -------------

           11.1 NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or three days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:

           If to the Borrower, at

                 Leasecomm Corporation
                 950 Winter Street
                 Waltham, Massachusetts 02154
                 Attention: J.Gregory Hines, Vice President of Funding
                            Operations



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

           with a copy to:

                 Robert Silberman, Esq.
                 Edwards & Angell
                 101 Federal Street
                 Boston, MA 02110
                 Facsimile: (617) 439-4170

           to Agent or FNBB at

                 100 Federal Street
                 Boston, Massachusetts 02110
                 Attention: Jeffrey G. Millman, Vice President,
                            or Division Executive (Boston Middle Market)
                 Facsimile: (617) 434-8102

           with a copy to:

                 William A. Levine, Esq.
                 Sullivan & Worcester LLP
                 One Post Office Square
                 Boston, MA 02109
                 Facsimile: (617) 338-2880

           If to Commerzbank, at

                 2 World Financial Center
                 New York, NY 10281
                 Attention: Robert Donohue, Vice President
                 Facsimile: (212) 266-7595

           with a copy to:

                 Steven Troyer, Counsel (U.S.)
                 Commerzbank, AG, New York Branch
                 2 World Financial Center
                 New York, NY 10281
                 Facsimile: (212) 266-7317

Or at: any other address specified by such party in writing.

           11.2 EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Agent and the Lenders for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and collateral evaluation costs) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder. The Borrower will pay any taxes (including any interest and penalties in respect thereof) other than the Lenders' federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Agent and the Lenders with respect thereto).

           11.3 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Lenders, as well as their respective shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Lenders shall select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to may promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to the Agent. The covenants of this Section 11.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes or any other Loan Document.

           11.4 SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Agent and the Lenders, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under any Loan Document remains outstanding and unpaid or any Lender has any obligation to make any Loans hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations warranties by the Borrower hereunder.

           11.5 SET-OFF. Regardless of the adequacy of any collateral, other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of any Lender or any of its branch offices to the Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or reliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are by expressly waived) be set off, appropriated, and



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

applied by any and all Obligations of the Borrower to such Lender or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants each such Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

           11.6 NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or under any other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or the Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement of law.

           11.7   AMENDMENTS, WAIVERS, ETC.

           (a) Neither this Agreement nor the Revolving Credit Notes nor any other Loan Documents (other than the CB Term Loan Security Documents) nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Agent on behalf of the Lenders or, as the case may be, by the Lenders or the Majority Lenders, and, in the case of amendments, by the Borrower. Neither the CB Term Notes nor any CB Term Loan Security Document nor any provision thereof may be amended, waived, discharged or terminated except by a written instrument signed by Commerzbank and, in the case of amendments, by the Borrower. If requested by the Agent, this Agreement shall be amended to make changes conforming to changes proposed to be made to agreements or other instruments evidencing Indebtedness for borrowed money of the Borrower to other senior creditors (as referred to in Section 5.1(h) hereof).

           (b) Except where this Agreement or any of the other Loan Documents authorizes or permits the Agent to act alone and except as otherwise expressly provided in this Section 11. 7(b) any action to be taken (including the giving of notice) by the Lenders may be taken, and any consent or approval required or permitted by this Agreement or any other Loan Document (other than the CB Term Loan Security Documents) to be given by the Lenders may be given, and any term of this Agreement, any other Loan Document (other than the CB Term Loan Security Documents or any other instrument, document or agreement related to this Agreement or such other Loan Documents or mentioned therein may be amended, and the performance or observance by any of the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case only with the written consent of the Majority Lenders; PROVIDED, HOWEVER, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent; Notwithstanding the



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

foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Lenders: (i) increase the Total Revolving Credit Commitment (or subject the Lenders to any additional 0 legations) (ii) reduce the principal of or interest on any of the Revolving Credit Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (iii) postpone any date fixed for any payment in respect of principal of or interest (including, without limitation, interest on overdue amounts) on the Revolving Credit Notes, or any fees payable hereunder, (iv) change the definition of "Majority Lenders" or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents; (v) change the definition of "Borrowing Base" set forth in
Section 1.1, amend Section 2.1(a) or waive the limitations set forth in Section 1.1, amend Section 2.1(a) or waive the limitations set forth in Section 2.1(a);
(vi) amend this Section 11.7(b); (vii) change the Revolving Credit Commitment of any Lender, except as permitted under Section IX hereof; (viii) except as permitted by Section 10.2(b) hereunder, release any Revolving Credit Collateral; or (ix) amend Sections 2.7 or 2.8 hereof.

           11.8 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and their respective successors and assigns; PROVIDED that the Borrower may not assign or transfer its rights or obligations hereunder.

           11.9 CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience of reference only and shall not fine or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

           11.10 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby,

           11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH
OF THE BORROWER AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

           11.12 GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           11.13 SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

           11.14 CONFIDENTIALITY. The Agent and the Lenders shall all confidential information delivered by the Borrower to the Agent or any Lender pursuant to this Agreement relating to the Borrower or its business in accordance with such entity's customary procedures for handling confidential information of this nature and in accordance with safe and sound business and in any event may make disclosure to such of its Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If the Agent or any Lender is otherwise a creditor of Borrower, the Agent or such Lender, as the case may be, may use the information in connection with its other credits. The Agent or any Lender may also make disclosure reasonably required by any bona fide Participant, potential Assignee or potential Participant (each, a "TRANSFEREE"), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any Transferee to agree, in a writing to which the Borrower shall be the third party beneficiary, to hold all such information as confidential to the extent required by the first sentence of this Section 11.14.



                     [Remainder of Page Intentionally Blank]

           IN WITNESS WHEREOF, the undersigned have duly executed this instrument under seal as of the date first set above.

                                              LEASECOMM CORPORATION


                                              By: /s/ Peter Bleyleben
                                                  ______________________________
                                                  Title:




                                              THE FIRST NATIONAL BANK OF BOSTON,
                                              individually and as Agent


                                              By: /s/ [Signature Illegible]
                                                  ______________________________
                                                  Title:




                                              COMMERZBANK AG, NEW YORK BRANCH


                                              By: /s/ [Signature Illegible]
                                                  ______________________________
                                                  Title:


                                              By: ______________________________
                                                  Title: